                                                                     EXHIBIT B-1


                                                                  EXECUTION COPY


                             AGREEMENT AND PLAN OF MERGER


    AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of March 25, 1997, by and among Boston Edison Company, a Massachusetts electric utility corporation ("Boston Edison"), Boston Edison Mergeco Electric Company, Inc., a Massachusetts utility corporation ("Mergeco"), and BEC Energy, a Massachusetts business trust ("Holdco").

                                     WITNESSETH:

    WHEREAS, Boston Edison has an authorized capitalization consisting of (i) 100,000,000 shares of common stock, par value $1.00 per share ("Boston Edison Common Stock"), of which 48,514,973 shares are issued and outstanding and 1,429,424 shares have been reserved for issuance pursuant to Boston Edison's Dividend Reinvestment and Common Stock Purchase Plan; (ii) 2,890,000 shares of cumulative preferred stock, par value $100.00 per share ("Boston Edison Preferred Stock"), 2,130,000 shares of which (consisting of shares of six separate series) are issued and outstanding; and (iii) 8,000,000 shares of preference stock, par value $1.00 per share ("Boston Edison Preference Stock"), of which no shares are issued and outstanding; the number of shares of issued and outstanding Boston Edison Common Stock being subject to increase to the extent that shares reserved for issuance are issued prior to the Effective Time (as defined below) of the Merger;

    WHEREAS, Mergeco has an authorized capitalization consisting of 200,000 shares of common stock, par value $1.00 per share ("Mergeco Common Stock"), of which 100 shares have been subscribed for by Holdco and, once the issuance thereof has been approved by the Massachusetts Department of Public Utilities as required by law, will be issued to and owned beneficially and of record by Holdco;

    WHEREAS, Holdco has an authorized capitalization consisting of (i) 100,000,000 shares of beneficial interest, par value $1.00 per share ("Holdco Common Shares", each a "Holdco Common Share"), of which 100 shares are issued and outstanding and owned beneficially and of record by Boston Edison; and (ii) 10,000,000 preferred shares, par value $1.00 per share, of which no shares are issued and outstanding; and

    WHEREAS, the Boards of Directors of the respective parties hereto deem it advisable and in the best interests of Boston Edison and its stockholders to merge Mergeco with and into Boston Edison (the "Merger") in accordance with
Section 96 of Chapter 164 of the Massachusetts General Laws and pursuant to this Agreement and the Articles of Merger attached hereto as ANNEX I and incorporated herein (the "Articles"), whereby the holders of shares of Boston Edison Common Stock will exchange their shares for Holdco Common Shares;

    NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree that Mergeco shall be merged with into Boston Edison, which shall be the corporation surviving the Merger, and that the terms and conditions of the Merger, the mode of carrying it into effect, and the manner of converting and exchanging shares shall be as follows:

                                      ARTICLE I
                                      THE MERGER

    (a) Subject to and in accordance with the provisions of this Agreement, the Articles shall be executed and acknowledged by each of Boston Edison and Mergeco and thereafter delivered to the Secretary of State of The Commonwealth of Massachusetts for filing, as provided in Section 102A of Chapter 164 of the Massachusetts General Laws. The Merger shall become effective at such time as the Articles are filed as required by law with the Secretary of State of The Commonwealth of Massachusetts or such date, not more than thirty days after such filing, as may be specified in the Articles (the "Effective Time"). At the Effective Time, the separate existence of Mergeco shall cease and Mergeco shall be merged with and into Boston Edison (Mergeco and Boston Edison being sometimes referred to collectively herein as the "Constituent Corporations" and Boston Edison, the corporation designated in the Articles as the surviving corporation being sometimes referred to herein as the "Surviving Corporation");

    (b) Prior to and after the Effective Time, Holdco, Boston Edison and Mergeco, respectively, shall take all such actions as may be necessary or appropriate in order to effectuate the Merger. In this connection, Holdco shall issue the Holdco Common Shares which the holders of Boston Edison Common Stock are entitled to receive as provided in Article II hereof. In the event that at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the officers and directors of each of the Constituent Corporations as of the Effective Time shall take all such further action.


                                      ARTICLE II
                      TERMS OF CONVERSION AND EXCHANGE OF SHARES


At the Effective Time:

    (a) Each share of Boston Edison Common Stock issued and outstanding immediately prior to the Merger thereupon shall be changed and converted into one Holdco Common Share, which thereupon shall be issued, fully paid and nonassessable;

    (b) The shares of Boston Edison Preferred Stock issued and outstanding immediately prior to the Merger shall not be converted or otherwise affected by the Merger, and each such share shall continue to be issued and outstanding and to be one fully paid and nonassessable share of the particular series of preferred stock of the Surviving Corporation;

    (c) The shares of Boston Edison Preference Stock issued and outstanding immediately prior to the Merger, if any, shall not be converted or otherwise affected by the Merger, and each such share shall continue to be issued and outstanding and to be one fully paid and nonassessable share of the particular series of preference stock of the Surviving Corporation;

    (d) Each share of Mergeco Common Stock issued and outstanding immediately prior to the Merger shall be converted into one share of common stock of the Surviving Corporation, which thereupon shall be issued, fully paid and nonassessable; and

    (e) Each Holdco Common Share issued and outstanding immediately prior to the Merger shall be canceled.

                                     ARTICLE III
                         ARTICLES OF ORGANIZATION AND BYLAWS

    From and after the Effective Time, and until thereafter amended as provided by law, the Restated Articles of Organization of Boston Edison as in effect immediately prior to the Merger shall be and continue to be the Restated Articles of Organization of the Surviving Corporation. The purposes of the Surviving Corporation, the total number of shares and par value of each class of stock which the Surviving Corporation is authorized to issue and a description of each class of stock authorized at the Effective Time, with the preferences, voting powers, qualifications, special or relative rights or privileges as to each class and any series thereof then established, are as stated in such Restated Articles of Organization, which are attached hereto as ANNEX II and incorporated herein. From and after the Effective Time, the Bylaws of Boston Edison shall be and continue to be the Bylaws of the Surviving Corporation until amended in accordance with law.


                                      ARTICLE IV
                                DIRECTORS AND OFFICERS

    The persons who are directors and officers of Boston Edison immediately prior to the Merger shall continue as directors and officers, respectively, of the Surviving Corporation and shall continue to hold office as provided in the Bylaws of the Surviving Corporation. If, at or following the Effective Time, a vacancy shall exist in the Board of Directors or in the position of any officer of the Surviving Corporation, such vacancy may be filled in the manner provided in the Bylaws of the Surviving Corporation.


                                      ARTICLE V
                                  STOCK CERTIFICATES

    Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Boston Edison Common Stock may, but shall not be required to, surrender the same to Holdco for cancellation or transfer, and each such holder or transferee will be entitled to receive certificates representing the same number of Holdco Common Shares as shares of Boston Edison Common Stock previously represented by the surrendered stock certificates. Until so surrendered or presented for transfer, each outstanding certificate which, prior to the Effective Time, represented Boston Edison Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of Holdco Common Shares as though such surrender or transfer and exchange had taken place. The stock transfer books for the Boston Edison Common Stock shall be deemed to be closed at the Effective Time and no transfer of outstanding shares of Boston Edison Common Stock outstanding prior to the Effective Time shall be made thereafter on such books.


                                      ARTICLE VI
                               CONDITIONS OF THE MERGER

    Consummation of the Merger is subject to the satisfaction of the following conditions:

    (a) The Merger shall have received the approval of the holders of each class of common stock outstanding and entitled to vote thereupon of each of the Constituent Corporations as required by Section 96 of Chapter 164 of the Massachusetts General Laws.

    (b) The issuance of Mergeco Common Stock and the Merger shall have been approved by the Massachusetts Department of Public Utilities as required by Chapter 164 of the Massachusetts General Laws and all other governmental agencies whose approval is necessary, appropriate or desirable.

    (c) The Holdco Common Shares to be issued and to be reserved for issuance pursuant to the Merger shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange and the Boston Stock Exchange.

    (d) Ropes & Gray shall have delivered an opinion, satisfactory to the Board of Directors of Boston Edison, with respect to the tax consequences of the Merger.


                                     ARTICLE VII
                              AMENDMENT AND TERMINATION

    The parties hereto by mutual consent of their respective Boards of Directors may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing, at any time before or after approval of this Agreement by the stockholders of Boston Edison; PROVIDED, HOWEVER, that no such amendment, modification or supplement shall, in the sole judgment of the Board of Directors of Boston Edison, materially and adversely affect the rights of the stockholders of Boston Edison.

    This Agreement may be terminated and the Merger and other transactions herein provided for abandoned at any time, whether before or after approval of this Agreement by the stockholders of Boston Edison, by action of the Board of Directors of Boston Edison if said Board of Directors determines for any reason that the consummation of the transactions provided for herein would for any reason be inadvisable or not in the best interests of Boston Edison or its stockholders.


                                     ARTICLE VIII
                             EFFECTIVE TIME OF THE MERGER

    Subject to the prior satisfaction of the conditions of the Merger set forth in Article VI hereof and the authority to terminate this Agreement as set forth in Article VII hereof, the Constituent Corporations and Holdco shall do all such acts and things as shall be necessary or desirable in order to make the Effective Time occur as soon thereafter as practicable.


                                      ARTICLE IX
                      ASSUMPTION OF BOSTON EDISON'S STOCK PLANS

    Holdco shall take all required action to assume Boston Edison's obligations under the following plans: (i) the Dividend Reinvestment and Common Stock Purchase Plan, (ii) the Director Stock Plan, (iii) the Performance Share Plan,
(iv) the Negotiated Savings Plan for Production and Maintenance Employees, (v) the Negotiated Savings Plan for Office, Technical & Professional Employees and
(vi) the Boston Edison Savings Plan.


                                      ARTICLE X
                                    MISCELLANEOUS

    This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, Boston Edison, Mergeco and Holdco, pursuant to approval and authorization duly given by resolutions adopted by their respective Boards of Directors, have each caused this Agreement and Plan of Merger to be executed as of the date first written above by its President or one of its Vice Presidents and Treasurer or Assistant Treasurer and its corporate or common seal to be affixed hereto and attested by its Clerk.


ATTEST:                           BOSTON EDISON COMPANY


/s/ THEODORA S. CONVISSER         By:  /s/ THOMAS J. MAY
-------------------------              --------------------------------
Theodora S. Convisser                  Name: Thomas J. May
Clerk                                  Title: Chairman, President and
                                                 Chief Executive Officer


[BOSTON EDISON COMPANY SEAL]      By:  /s/ JAMES J. JUDGE
                                       --------------------------------
                                       Name: James J. Judge
                                       Title: Treasurer



ATTEST:                           BOSTON EDISON MERGECO
                                    ELECTRIC COMPANY, INC.



/s/ THEODORA S. CONVISSER         By:  /s/ THOMAS J. MAY
-------------------------              -------------------------------
Theodora S. Convisser                  Name: Thomas J. May
Clerk                                  Title: Chairman, President and
                                                 Chief Executive Officer

[BOSTON EDISON MERGECO
  ELECTRIC COMPANY, INC. SEAL]    By:  /s/ JAMES J. JUDGE
                                       --------------------------------
                                       Name: James J. Judge
                                       Title: Treasurer



ATTEST:                           BEC ENERGY


/s/ THEODORA S. CONVISSER         By:  /s/ THOMAS J. MAY
--------------------------             ---------------------------------
Theodora S. Convisser                  Name: Thomas J. May
Clerk                                  Title: Chairman, President and
                                                 Chief Executive Officer

[BEC ENERGY SEAL]                 By:  /s/ JAMES J. JUDGE
                                       --------------------------------
                                       Name: James J. Judge
                                       Title: Treasurer

                                       ANNEX I
                                          to
                             Agreement and Plan of Merger


                                  ARTICLES OF MERGER
                                          of

                                BOSTON EDISON COMPANY
                        (A Massachusetts Utility Corporation)

                                         and

                     BOSTON EDISON MERGECO ELECTRIC COMPANY, INC.
                        (A Massachusetts Utility Corporation)

                                         and

                                      BEC ENERGY
                           (A Massachusetts Business Trust)



    Pursuant to the provisions of Section 102A of Chapter 164 of the Massachusetts General Laws, the undersigned corporations adopt the following Articles of Merger for the purpose of merging Boston Edison Mergeco Electric Company, Inc. with and into Boston Edison Company, which shall be the Surviving
Corporation:

         1. Attached hereto and incorporated herein by reference is the Agreement and Plan of Merger dated as of March __, 1997, of the undersigned corporations. The Surviving Corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of a Constituent Corporation, upon written request and without charge. The Effective Time as defined therein is 5:00 P.M., Boston time on ____________, 1997.

         2. The undersigned president or vice president and clerk or assistant clerk of each undersigned corporation hereby state under the penalties of perjury that the attached Agreement and Plan of Merger has been duly executed on behalf of such corporation and has been approved by the stockholders of such corporation and by the Department of Public Utilities of The Commonwealth of Massachusetts in the manner required by Section 96 of Chapter 164 of the Massachusetts General Laws.

         3. The post office address of the initial principal office of the Surviving Corporation is 800 Boylston Street, Boston, Massachusetts 02199.

         4. The name, residence and post office address of each of the initial directors and the chairman, president, treasurer and clerk of the Surviving Corporation are as follows:



NAME                    TITLE               RESIDENCE                POST OFFICE ADDRESS
Thomas J. May           Chairman of         107 Margery Lane         c/o 800 Boylston Street
                        the Board           Westwood, MA 02090       Boston, MA  02199
                        Chief Executive
                        Officer and
                        President

William F. Connell      Director            111 Ocean Avenue         c/o 800 Boylston Street
                                            Swampscott, MA 01907     Boston, MA  02199

Gary L. Countryman      Director            111 Hager Street         c/o 800 Boylston Street
                                            Marlboro, MA 01752       Boston, MA  02199

Thomas G. Dignan, Jr.   Director            8 Saddle Ridge Road      c/o 800 Boylston Street
                                            Sudbury, MA 01776        Boston, MA  02199

Charles K. Gifford      Director            Blueberry Bill           c/o 800 Boylston Street
                                            Manchester, MA 01994     Boston, MA  02199

Nelson S. Gifford       Director            14 Windsor Road          c/o 800 Boylston Street
                                            Wellesley, MA 02181      Boston, MA  02199

Matina S. Horner        Director            100 U.N. Plaza           c/o 800 Boylston Street
                                            327 East 48th Street     Boston, MA  02199
                                            New York, NY 10017

Sherry H. Penney        Director            90 Albee Road            c/o 800 Boylston Street
                                            Braintree, MA 02184      Boston, MA 02199

Herbert Roth, Jr.       Director            134 Lake Street          c/o 800 Boylston Street
                                            Sherborn, MA 01770       Boston, MA 02199

Stephen J. Sweeney      Director            7 Greenbrook Road        c/o 800 Boylston Street
                                            S. Hamilton, MA 01982    Boston, MA  02199

James J. Judge          Senior Vice         30 Cushing Hill Road     c/o 800 Boylston Street
                        President           Hanover, MA 02339        Boston, MA 02199
                        and Treasurer

Theodora S. Convisser   Clerk               613 Pleasant Street      c/o 800 Boylston Street
                                            Belmont, MA 02178        Boston, MA  02199


         5. The fiscal year of the Surviving Corporation initially adopted shall end on the last day of the month of December in each year.

         6. The date and time initially fixed in the Bylaws for the annual meeting of the stockholders of the Surviving Corporation is 11:00 a.m. on the last Tuesday in April of each year.



                  [Remainder of this page intentionally left blank.]

    IN WITNESS WHEREOF, Boston Edison, Mergeco and Holdco, pursuant to approval and authorization duly given by resolutions adopted by their respective Boards of Directors, have each caused these Articles of Merger to be executed by its president or one of its vice presidents and its clerk or one of its assistant clerks.

Dated:
      ----------------
                                       BOSTON EDISON COMPANY

                                       By:
                                           ------------------------------
                                            Name:
                                            Title:

                                       By:
                                           ---------------------------------
                                            Name: Theodora S. Convisser
                                            Title: Clerk


                                       BOSTON EDISON MERGECO
                                         ELECTRIC COMPANY, INC.


                                       By:
                                           ------------------------------
                                            Name:
                                            Title:

                                       By:
                                           ---------------------------------
                                            Name: Theodora S. Convisser
                                            Title: Clerk


                                       BEC ENERGY


                                       By:

                                           ------------------------------
                                            Name:
                                            Title:

                                       By:
                                           ---------------------------------
                                            Name: Theodora S. Convisser
                                            Title: Clerk